UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2021

Macondray Capital Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40572	98-1593063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2995 Woodside Road, Suite 250 Woodside, California	94062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 995-7205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-third of one redeemable warrant	DRAYU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	DRAY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, par value $0.0001 per share, at an exercise price of $11.50 per share	DRAYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.	Other Events.

On August 16, 2021, Macondray Capital Acquisition Corp. I (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares and warrants comprising the Units commencing on August 19, 2021. Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “DRAYU,” and each of the Class A ordinary shares and warrants that are separated will trade on the Nasdaq Capital Market under symbols “DRAY” and “DRAYW,” respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 16, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021	MACONDRAY CAPITAL ACQUISITION CORP. I

	By:	/s/ R. Grady Burnett
Name: R. Grady Burnett
Title: Co-Chief Executive Officer